Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2021

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2021.

Revenues from Operations for the three months ended January 31, 2021 amounted to $5,046,867 compared to revenues of $5,039,060 in the comparable 2020 three-month period, while revenues from Operations for the six months ended January 31, 2021 were $9,881,861 compared to revenues of $10,074,975 in the comparable 2020 six-month period.

Net loss from Operations for the three months ended January 31, 2021 was ($54,107), or ($.02) per share, compared to net loss from Operations of ($57,281), or ($.02) per share, in the comparable 2020 three-month period.

Net loss from Operations for the six months ended January 31, 2021 was ($469,531), or ($.23) per share, compared to net income from Operations of $71,263, or $.04 per share, in the comparable 2020 six-month period.

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Dated: March 3, 2021